Exhibit 99.1

Virtusa Expands Digital Engineering Capabilities with the Acquisition of eTouch

eTouch brings innovative Digital Solutions & Services and Fremont CA-based Digital Innovation Center

Southborough, MA — March 12, 2018 — Virtusa Corporation (NASDAQ GS: VRTU), a global provider of digital engineering and IT outsourcing services that accelerate business outcomes for its clients, today announced that it has entered into an equity purchase agreement to acquire all of the outstanding shares of eTouch Systems Corp. (“eTouch US”) and eTouch Systems Pvt. Ltd (“eTouch India,” together with eTouch US, “eTouch”). The Company completed the acquisition of eTouch US on March 12, 2018 and expects to complete the acquisition of eTouch India in the next several days, pending the final settlement of eTouch India shares. Headquartered in Fremont, CA, eTouch provides cutting edge digital engineering, digital marketing, cloud, analytics, and data security solutions, primarily to tech companies.

The acquisition of eTouch expands Virtusa’s digital engineering expertise and broadens its digital service offerings. It also establishes a strong innovation hub in the heart of Silicon Valley and allows Virtusa to better address the needs of both fast-growing tech companies and global enterprises. Further, the acquisition expands Virtusa’s team of highly-skilled digital engineers, deepens its tech domain expertise, and adds marquee names to its client portfolio, including a leading Silicon Valley-based multinational technology and Internet company to its top-ten list of clients.

Kris Canekeratne, Chairman and CEO of Virtusa, stated, “Digital Transformation is increasingly a cost of doing business, and digital engineering is the critical competency to realize the full business value of digital-first investments.  The eTouch acquisition solidifies our growing leadership in the digital space, and will have a positive impact on both Virtusa and eTouch clients.  There is strong alignment between the two firms, from our shared approach to digital engineering and innovation to how we address client engagement, talent development and a strong engineering-first culture.  The addition of eTouch’s Fremont, CA Digital Innovation Center to Virtusa’s already global footprint significantly strengthens our capacity to guide and serve Valley, national and multi-national clients around the world.  We are thrilled to have e-Touch’s team members and clients join us on our journey to becoming the leading digital engineering firm in the world.”

Ani Gadre, Founder and CEO of eTouch, stated, “We are pleased to join the Virtusa team and believe this is a tremendous opportunity to deliver on eTouch’s vision of offering digital engineering services on a global scale. Virtusa and eTouch share a strong engineering and innovation culture, as well as an unwavering focus on our clients’ success.  I look forward to teaming with Virtusa on a smooth integration of our two companies.”

Financial Overview of Transaction

Under the terms of the purchase agreement, Virtusa will acquire all of the outstanding shares of eTouch for approximately $140.0 million in cash, subject to certain adjustments, with up to an additional $15.0 million set aside for retention bonuses to be paid to eTouch management in equal installments on the first and second anniversary of the transaction. The purchase price will be paid in three tranches with $80.0 million paid at closing, $42.5 million on the 12-month anniversary of the close of the transaction, and $17.5 million on the 18-month anniversary of the close of the transaction, subject in each case, to certain adjustments. Virtusa will use $70.0 million of a delayed draw term-loan from its existing credit facility and $10.0 million of cash on hand to make the payments due at closing.

For the fiscal fourth quarter ending March 31, 2018, Virtusa management currently expects eTouch to contribute revenue of approximately $5.0 million and to be approximately ($0.04) dilutive to Virtusa’s earnings per share on a U.S. GAAP basis, inclusive of approximately $1.2 million of acquisition related charges net of $0.4 million of tax adjustments, and neutral to earnings per share on a Non-GAAP basis. Virtusa expects the eTouch acquisition to be dilutive to GAAP earnings per share for the fiscal year ending March 31, 2019 and accretive to non- GAAP earnings per share for the fiscal year ending March 31, 2019.

Citi acted as exclusive financial advisor to eTouch on the transaction.

About Virtusa Corporation

Virtusa provides end-to-end digital transformation and information technology (IT) outsourcing services to Global 2000 companies. Using a combination of digital engineering services to create distinctive digital storefronts, and a unique platforming methodology to rationalize IT application infrastructure, Virtusa helps clients successfully execute end-to-end digital business transformation initiatives.

Virtusa accelerates business outcomes for its clients by providing cost-effective solutions through a global delivery model, using advanced methods such as Agile DevOps and gamified CICD, and applying disruptive innovation through its xLabs and Digital Innovation Center. As a result, its clients are simultaneously able to drive business growth through digital-first customer experiences, while consolidating and modernizing their IT application infrastructure to support digital business transformation.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe, and Asia.

© 2018 Virtusa Corporation.  All rights reserved.

Virtusa, Accelerating Business Outcomes, BPM Test Drive and Productization are registered trademarks of Virtusa Corporation.  All other company and brand names may be trademarks or service marks of their respective holders.

About eTouch

eTouch Systems is a technology services company that specializes in Digital Web Engineering. eTouch delivers technology services and accelerates growth for Global 1000 companies by solving complex business challenges with breakthrough technical innovations. eTouch partners with leading global hi-tech enterprises to service their business and technology needs.

eTouch’s ability to conceptualize, design, and deliver innovative solutions offers clients a sustainable competitive edge. eTouch’s reusable solution accelerators, along with its ability to attract the best talent who work with bleeding-edge technologies, and its ability to customize delivery models to meet customers’ requirements, make eTouch a preferred partner for global technology companies with disruptive innovation.

eTouch Systems was founded in 1998 and is headquartered in Fremont, CA. Visit www.etouch.net for more information.

Non-GAAP Financial Information

This press release includes non-GAAP financial measures as defined by Regulation G by the Securities and Exchange Commission, including Non-GAAP diluted earnings per share: diluted earnings (loss) per share, as reported on Virtusa’s consolidated statements of income (loss) available to Virtusa common stockholders, excluding stock-based compensation, acquisition-related charges, restructuring charges, foreign currency transaction gains and losses, the tax impact of the above items, the per share tax impact of dividends received from foreign subsidiaries, and the per share impact from the U.S. government enacted comprehensive tax legislation (“Tax Act”). Non-GAAP diluted earnings per share is also subject to dilutive and anti-dilutive requirements of the if-converted method related to our Series A Convertible Preferred Stock that could result in a difference between GAAP to non-GAAP diluted weighted average shares outstanding. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “see,” “seeks,” “estimates,” “will,” “should,” “may,” “confident,” “positions,” “look forward to,” and variations of such words or words of similar meaning and the use of future dates. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the expected impact of the eTouch acquisition, the forecast of financial performance for eTouch, the growth of our business, and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s inability to complete the acquisition of eTouch India on the expected timeline; Virtusa’s ability to assimilate and integrate the operations of eTouch; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s ability to achieve expected synergies and operating efficiencies in the acquisitions the Company has consummated, including the eTouch acquisition, within expected time-frames or at all; Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; restrictions on immigration or changes in immigration laws; the loss of any key member of Virtusa’s senior management team, increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; Virtusa’s ability to sustain profitability or maintain profitable engagements; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas; political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling, the euro and the Swedish krona and other currencies in which we derive our revenue or incur expenses; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017, and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

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Greenough

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Investor Contact:

William Maina

ICR

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